EXHIBIT 99.1

eBAY INC. ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

— Company Reports Record Q2 Net Revenues of $773.4 Million, Up 52% Year Over Year —
— Achieves Q2 GAAP Diluted EPS of $0.28 and Pro Forma Diluted EPS of $0.29 —
— Raises 2004 Net Revenues and EPS Guidance —

San Jose, CA, July 21, 2004 – eBay Inc. (Nasdaq: EBAY; www.ebay.com), The World’s Online Marketplace, reported financial results for its quarter ended June 30, 2004.

eBay reported record consolidated Q2-04 net revenues of $773.4 million, up 52% year over year; operating income of $253.9 million, up 108% year over year; and pro forma operating income of $275.6 million, up 99% year over year. Operating income was 33% of net revenues and pro forma operating income was 36% of net revenues.

Consolidated net income in Q2-04 was $190.4 million, or $0.28 per diluted share. eBay’s pro forma consolidated net income, excluding certain items, was $197.7 million, or $0.29 per diluted share.

These results exceeded the company’s guidance of $760 million for net revenues, $0.24 for earnings per diluted share and $0.26 for pro forma earnings per diluted share.

“Q2 was another great quarter for eBay, and we’re more confident than ever in the long-term potential of our business,” said Meg Whitman, President and CEO of eBay. “In light of typical seasonality, we continued to gain momentum thanks to the enormous dedication of our global community.”

Key Financial and Operating Metrics

Consolidated Net Revenues - Consolidated net revenues totaled a record $773.4 million, which represented an increase of 52% from the $509.3 million reported in Q2-03.

Transaction Revenues - Consolidated net transaction revenues totaled a record $751.7 million, which represented an increase of 51% from the $496.9 million reported in Q2-03.

•	eBay U.S. Net Transaction Revenues - eBay U.S. net transaction revenues totaled $319.1 million in Q2-04, reflecting 32% year-over-year growth.

•	eBay International Net Transaction Revenues - eBay International net transaction revenues totaled $273.7 million in Q2-04, representing 76% year-over-year growth.

•	Payments Net Transaction Revenues – Payments net transaction revenues totaled $158.8 million in Q2-04, representing 60% year-over-year growth.

eBay Announces Q2-04 Earnings (cont.)

Confirmed Registered Users - Cumulative confirmed registered users at the end of Q2-04 totaled a record 114.0 million, representing a 51% increase over the 75.3 million users reported at the end of Q2-03.

Active Users - Active users, the number of users on the eBay platform who bid, bought or listed over the trailing 12 months, increased to 48.0 million, a 41% increase over the 34.1 million active users reported in the same period a year ago.

Listings – New listings totaled a record 332.3 million in Q2-04, 48% higher than the 225.0 million listings reported in Q2-03. New listings in Q2-04 includes 16.4 million new listings generated from eBay Stores inventory during the quarter, versus 3.4 million new stores inventory listings in Q2-03.

Gross Merchandise Volume (GMV) – Gross Merchandise Volume, the total value of all successfully closed listings on eBay’s trading platforms, was $8.0 billion, representing a 42% year-over-year increase from the $5.6 billion reported in Q2-03. The definition of GMV and the basis for calculation is the same used historically to define Gross Merchandise Sales (GMS). The name of this metric has been changed to be more consistent with other metrics used and to provide better clarity.

Total Payments Accounts – eBay’s PayPal business had 50.4 million total accounts at the end of Q2-04, a 62% increase from the 31.1 million reported in Q2-03.

Total Payment Volume (TPV) – PayPal’s TPV was $4.4 billion in Q2-04, a 53% increase from the $2.8 billion reported in Q2-03.

Gross Profit - Gross profit was $626.9 million, or 81% of net revenues, which is consistent with the percentage reported in Q2-03.

Operating Income - Operating income was $253.9 million, or 33% of net revenues, a 108% increase over the $122.1 million reported in Q2-03. Pro forma operating income increased 99% year over year to $275.6 million, or 36% of net revenues, compared to 27% in Q2-03.

GAAP Net Income - GAAP net income increased 107% year over year to $190.4 million, or $0.28 per diluted share.

Pro Forma Net Income - Pro forma net income increased 92% year over year to $197.7 million, or $0.29 per diluted share.

Operating and Free Cash Flows - Operating cash flows totaled $263.1 million. Free cash flows, representing operating cash flows less capital expenditures, totaled $197.4 million.

Key Category Performance - Based on Q2-04 GMV, eBay has twelve categories that deliver $1 billion or more in worldwide annualized GMV: eBay Motors at $9.8 billion; Consumer Electronics at $2.5 billion; Computers at $2.4 billion; Clothing and Accessories at $2.2 billion; Books/Movies/Music at $2.1 billion; Sports at $2.0 billion; Home & Garden at $1.6 billion;

eBay Announces Q2-04 Earnings (cont.)

Collectibles at $1.4 billion; Toys at $1.3 billion; Jewelry & Watches at $1.2 billion; Cameras & Photo at $1.1 billion; and Business & Industrial at $1.1 billion.

Fixed Price Trading - eBay’s fixed price trading contributed approximately $2.2 billion or 27% of total GMV during Q2-04, primarily from eBay’s “Buy It Now” feature.

eBay Stores – At the end of Q2-04, eBay hosted approximately 181,000 stores worldwide, with approximately 121,000 stores hosted on the U.S. site.

Patent Litigation – eBay, PayPal and AT&T have reached agreement and are entering into a Stipulated Order of Dismissal regarding their patent infringement lawsuit in United States District Court in Delaware. The parties have agreed to keep the details of their arrangement confidential. eBay does not believe that the terms will result in a material impact on its results of operations or cash flows.

Consolidated Financial and Operating Summary

eBay reported record consolidated net revenues of $773.4 million in Q2-04, representing a 52% year-over-year increase. On a year-over-year basis, consolidated net revenues reflected a foreign currency translation benefit in Q2-04 of approximately $26.0 million. On a sequential basis, consolidated net revenues were negatively impacted by foreign currency translation in Q2-04 of approximately $11.3 million, primarily related to the Euro.

Gross profit was $626.9 million, or 81% of net revenues, which is consistent with the percentage reported in Q2-03.

Sales and marketing expenses totaled $189.2 million, or 24% of net revenues, compared with 26% reported in Q2-03. While sales and marketing expenses decreased as a percentage of net revenues, the absolute dollars increased, primarily as a result of global increases in both on-line and off-line marketing efforts and international expansion.

Product development expenses totaled $60.0 million, or 8% of net revenues, consistent with 8% of net revenues reported in Q2-03. Total product development expenses in Q2-04 do not include $9.7 million of required cost capitalization for major site and other product development efforts.

General and administrative costs totaled $102.9 million, or 13% of net revenues, down from the 14% of net revenues reported in Q2-03. While general and administrative costs decreased as a percentage of net revenues, the absolute dollars increased, primarily as a result of increases in headcount and professional services.

Income from operations totaled $253.9 million during Q2-04, a 108% increase over the $122.1 million reported in Q2-03. On a pro forma basis, income from operations totaled $275.6 million, a 99% increase over the $138.7 million reported in Q2-03. Included in both the GAAP and pro forma Q2-04 consolidated income from operations results was a $19.8 million year-over-year net benefit from changes in foreign currencies. On a sequential basis, both the GAAP and pro forma

eBay Announces Q2-04 Earnings (cont.)

consolidated income from operations results were negatively impacted by a foreign currency translation in Q2-04 of approximately $6.1 million, primarily related to the Euro.

Interest and other income, net, totaled $22.4 million in Q2-04, up from the $10.9 million reported in Q2-03. The increase in Q2-04 was primarily the result of a gain of approximately $7.3 million due to the sale of our equity investment in IPIX Corporation. This gain has been excluded from pro forma net income.

The GAAP effective tax rate for Q2-04 was 30%, consistent with the GAAP effective tax rate for Q2-03. The pro forma effective tax rate for Q2-04 was 31%, an increase from the 30% pro forma effective tax rate for Q2-03. The higher pro forma effective tax rate for Q2-04 compared to Q2-03 reflects an increase in our non-deductible expenses related primarily to acquisitions.

At the end of Q2-04, the company had $3.3 billion in aggregate cash and investments and more than $6.8 billion in total assets.

The company reported $263.1 million in operating cash flows and $65.7 million of capital expenditures in Q2-04, resulting in free cash flows of $197.4 million. Free cash flows for Q1-04 totaled $295.3 million. The decrease in Q2-04 is primarily due to the timing of vendor payments.

Business Outlook

For the remainder of 2004, and consistent with eBay’s long-term opportunity and financial strategy, the company plans to invest significantly in China, the international expansion of PayPal, product development, customer support, Trust & Safety, infrastructure, and sales and marketing in the U.S., Germany, the U.K., Taiwan, and China.

Net Revenues – The company now expects that consolidated net revenues for 2004 could be as high as $3.185 billion, $35 million higher than the company’s most recent guidance. This improved outlook derives from the strength of eBay’s U.S., International and Payments businesses. From a quarterly perspective, eBay expects that consolidated net revenues will be approximately $770 million in Q3-04, approximately even with Q2-04, and as high as $886 million in Q4-04. eBay’s guidance for Q3-04 and Q4-04 is based on an assumed weighted average exchange rate of US $1.20 per Euro.

GAAP Diluted EPS – eBay now expects that GAAP earnings per diluted share for the full year 2004 could be as high as $1.10, $0.04 higher than the company’s most recent guidance. From a quarterly perspective, eBay estimates that GAAP earnings per diluted share could be as high as $0.24 in Q3-04 and $0.30 in Q4-04.

eBay Announces Q2-04 Earnings (cont.)

Pro Forma Diluted EPS – eBay now expects that pro forma earnings per diluted share for the full year 2004 could be as high as $1.17, $0.04 higher than the company’s most recent guidance. From a quarterly perspective, eBay estimates pro forma earnings per diluted share could be as high as $0.25 in Q3-04 and $0.32 in Q4-04.

Effective Tax Rate – eBay’s current estimate for its 2004 effective tax rate is 30% on a GAAP basis and 31% on a pro forma basis, which is consistent with previous guidance.

Capital Expenditures – eBay expects its capital expenditures to total $315 million for the full year 2004, without taking into account acquisitions, which is $65 million higher than the company’s most recent guidance. This is primarily due to the build out of a new data center to ensure redundancy and scalability.

Non-GAAP Measures

To supplement the company’s consolidated financial statements presented in accordance with GAAP, eBay uses non-GAAP measures of certain components of financial performance, including gross profit, operating income, net income, earnings per share, cash flows, and effective tax rate, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Consistent with the company’s historical practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

About eBay

eBay is The World’s Online Marketplace®. Founded in 1995, eBay created a powerful platform for the sale of goods and services by a passionate community of individuals and businesses. On any given day, there are millions of items across thousands of categories for sale on eBay. eBay enables trade on a local, national and international basis with customized sites in markets around the world. Through an array of services, such as its payment solution provider PayPal, eBay is enabling global e-commerce for an ever-growing online community.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries. Those statements involve risks and uncertainties, and the company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to: the company’s need to manage an increasingly large company with a broad range of businesses; the company’s ability to deal with the increasingly competitive environment for online trading, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the litigation, regulatory, credit card association, and other risks specific to PayPal; the company’s need to manage other regulatory, tax, and

eBay Announces Q2-04 Earnings (cont.)

litigation risks even as its product offerings expand and its services are offered in more jurisdictions; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities to accommodate growth at a reasonable cost; the company’s ability to maintain site stability and performance on all of its sites; the company’s ability to continue to expand its model to new types of merchandise and sellers; the company’s ability to continue to expand outside of the US; fluctuations in foreign exchange rates; the need to manage the integration of announced and prospective acquisitions; and the costs and benefits of announced and prospective acquisitions and other commercial transactions.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

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Investor Relations Contact:	Tracey Ford	408-376-7205
Media Relations Contact:	Hani Durzy	408-376-7458
Investor Information Request:	408-376-7493
Company News:	http://www.businesswire.com
Investor Relations Website:	http://investor.ebay.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet
(U.S. Dollars In Thousands)

	December 31,	June 30,
	2003	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,381,513	$1,588,713
Short-term investments	340,576	548,924
Accounts receivable, net	225,871	242,287
Funds receivable	79,893	143,297
Other current assets	118,029	364,847

Total current assets	2,145,882	2,888,068
Long-term investments	934,171	1,175,098
Restricted cash and investments	127,432	1,335
Property and equipment, net	601,785	639,140
Goodwill	1,719,311	1,834,662
Intangible assets, net	274,057	274,642
Other assets	17,496	19,552

	$5,820,134	$6,832,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,633	$68,194
Funds payable and amounts due to customers	106,568	233,042
Accrued expenses and other current liabilities	356,491	329,833
Deferred revenue and customer advances	28,874	39,643
Short-term obligations	2,840	124,274
Income taxes payable	87,870	102,056

Total current liabilities	647,276	897,042
Long-term obligations	124,476	887
Deferred tax liabilities	79,238	62,397
Other liabilities	33,494	32,356
Minority interests	39,408	43,730

Total liabilities	923,892	1,036,412

Total stockholders’ equity	4,896,242	5,796,085

	$5,820,134	$6,832,497

eBay Inc.
Unaudited Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004
Net revenues	$509,269	$773,412	$985,761	$1,529,651
Cost of net revenues	99,150	146,531	191,248	280,889

Gross profit	410,119	626,881	794,513	1,248,762

Operating expenses:
Sales and marketing	134,616	189,150	258,376	381,840
Product development	38,819	59,978	73,151	112,676
General and administrative	69,476	102,940	132,476	193,576
Patent litigation expense	29,965	—	29,965	—
Payroll tax on employee stock options	3,184	5,186	6,474	10,332
Amortization of acquired intangible assets	11,976	15,769	23,844	29,732

Total operating expenses	288,036	373,023	524,286	728,156

Income from operations	122,083	253,858	270,227	520,606
Interest and other income (expense), net	10,909	22,443	18,613	45,942
Interest expense	(37)	(2,047)	(68)	(4,378)
Impairment of certain equity investments	—	—	(230)	—

Income before income taxes and minority interests	132,955	274,254	288,542	562,170
Provision for income taxes	(39,543)	(81,598)	(88,561)	(167,354)
Minority interests	(1,544)	(2,261)	(3,922)	(4,321)

Net income	$91,868	$190,395	$196,059	$390,495

Net income per share:
Basic	$0.14	$0.29	$0.31	$0.60

Diluted	$0.14	$0.28	$0.30	$0.58

Weighted average shares:
Basic	636,680	658,069	632,022	655,287

Diluted	656,147	682,421	649,609	678,150

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Three Months Ended					Three Months Ended
	June 30, 2003					June 30, 2004
		Pro Forma					Pro Forma
	Reported	Entries			Pro Forma	Reported	Entries			Pro Forma
Net revenues	$509,269	$—			$509,269	$773,412	$—			$773,412
Cost of net revenues	99,150	(64)	(a	)	99,086	146,531	(4)	(a	)	146,527

Gross profit	410,119	64			410,183	626,881	4			626,885

Operating expenses:
Sales and marketing	134,616	(280)	(a	)	134,336	189,150	(14)	(a	)	189,136
Product development	38,819	(358)	(a	)	38,461	59,978	(114)	(a	)	59,864
General and administrative	69,476	(797)	(a	)	68,679	102,940	(685)	(a	)	102,255
Patent litigation expense	29,965	—			29,965	—	—			—
Payroll tax on employee stock options	3,184	(3,184)	(b	)	—	5,186	(5,186)	(b	)	—
Amortization of acquired intangible assets	11,976	(11,976)	(c	)	—	15,769	(15,769)	(c	)	—

Total operating expenses	288,036	(16,595)			271,441	373,023	(21,768)			351,255

Income from operations	122,083	16,659			138,742	253,858	21,772			275,630
Interest and other income (expense), net	10,909	(979)	(d	)	9,930	22,443	(7,298)	(e	)	15,145
Interest expense	(37)	—			(37)	(2,047)	—			(2,047)
Impairment of certain equity investments	—	—			—	—	—			—

Income before income taxes and minority interests	132,955	15,680			148,635	274,254	14,474			288,728
Provision for income taxes	(39,543)	(4,479)	(f	)	(44,022)	(81,598)	(7,207)	(f	)	(88,805)
Minority interests	(1,544)	—			(1,544)	(2,261)	—			(2,261)

Net income	$91,868	$11,201			$103,069	$190,395	$7,267			$197,662

Net income per share:
Basic	$0.14				$0.16	$0.29				$0.30

Diluted	$0.14				$0.16	$0.28				$0.29

Weighted average shares:
Basic	636,680				636,680	658,069				658,069

Diluted	656,147				656,147	682,421				682,421

Operating margin	24%	3%			27%	33%	3%			36%

Notes:

(a)	Non-cash stock based compensation expense

(b)	Employer payroll taxes on employee non-qualified stock option gains

(c)	Amortization of acquired intangible assets

(d)	Gain on sale of certain real estate properties and recovery of fully reserved receivables

(e)	Gain on sale of equity investment

(f)	Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
(U.S. Dollars In Thousands, Except Per Share Amounts)

	Six Months Ended					Six Months Ended
	June 30, 2003					June 30, 2004
		Pro Forma					Pro Forma
	Reported	Entries			Pro Forma	Reported	Entries			Pro Forma
Net revenues	$985,761	$—			$985,761	$1,529,651	$—			$1,529,651
Cost of net revenues	191,248	(148)	(a	)	191,100	280,889	(28)	(a	)	280,861

Gross profit	794,513	148			794,661	1,248,762	28			1,248,790

Operating expenses:
Sales and marketing	258,376	(698)	(a	)	257,678	381,840	(89)	(a	)	381,751
Product development	73,151	(875)	(a	)	72,276	112,676	(303)	(a	)	112,373
General and administrative	132,476	(2,050)	(a	)	130,426	193,576	(953)	(a	)	192,623
Patent litigation expense	29,965	—			29,965	—	—			—
Payroll tax on employee stock options	6,474	(6,474)	(b	)	—	10,332	(10,332)	(b	)	—
Amortization of acquired intangible assets	23,844	(23,844)	(c	)	—	29,732	(29,732)	(c	)	—

Total operating expenses	524,286	(33,941)			490,345	728,156	(41,409)			686,747

Income from operations	270,227	34,089			304,316	520,606	41,437			562,043
Interest and other income (expense), net	18,613	(979)	(d	)	17,634	45,942	(7,298)	(e	)	38,644
Interest expense	(68)	—			(68)	(4,378)	—			(4,378)
Impairment of certain equity investments	(230)	230	(f	)	—	—	—			—

Income before income taxes and minority interests	288,542	33,340			321,882	562,170	34,139			596,309
Provision for income taxes	(88,561)	(10,130)	(g	)	(98,691)	(167,354)	(16,186)	(g	)	(183,540)
Minority interests	(3,922)	—			(3,922)	(4,321)	—			(4,321)

Net income	$196,059	$23,210			$219,269	$390,495	$17,953			$408,448

Net income per share:
Basic	$0.31				$0.35	$0.60				$0.62

Diluted	$0.30				$0.34	$0.58				$0.60

Weighted average shares:
Basic	632,022				632,022	655,287				655,287

Diluted	649,609				649,609	678,150				678,150

Operating margin	27%	4%			31%	34%	3%			37%

Notes:

(a)	Non-cash stock based compensation expense

(b)	Employer payroll taxes on employee non-qualified stock option gains

(c)	Amortization of acquired intangible assets

(d)	Gain on sale of certain real estate properties and recovery of fully reserved receivables

(e)	Gain on sale of equity investment

(f)	Impairment of certain equity investments

(g)	Income taxes associated with certain pro forma entries

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows
(U.S. Dollars In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004
Cash flows from operating activities:
Net income	$91,868	$190,395	$196,059	$390,495
Adjustments:
Provision for doubtful accounts and authorized credits	10,496	22,697	19,633	38,301
Provision for transaction losses	9,080	10,706	18,073	22,350
Depreciation and amortization	38,507	59,434	70,527	115,119
Amortization of unearned stock-based compensation	1,499	818	3,771	1,374
Tax benefit on the exercise of employee stock options	21,597	83,197	62,937	159,837
Impairment of certain equity investments	—	—	230	—
Minority interests	2,379	2,261	4,157	4,321
Changes in assets and liabilities, net of acquisition effects:
Accounts receivable	(20,252)	(38,663)	(55,076)	(53,717)
Funds receivable	822	(178)	(42,049)	(61,869)
Other current assets	1,620	2,934	2,878	(112,811)
Other non-current assets	(5,743)	1,842	(4,603)	(2,825)
Deferred tax liabilities, net	(1,475)	(15,660)	(859)	(18,281)
Accounts payable	10,407	(40,563)	17,233	1,778
Funds payable and amounts due to customers	2,915	(13,161)	49,796	130,491
Accrued expenses and other liabilities	26,437	(11,157)	31,341	(9,133)
Deferred revenue and customer advances	863	1,869	2,607	9,719
Income taxes payable	17,662	6,329	22,033	14,196

Net cash provided by operating activities	208,682	263,100	398,688	629,345

Cash flows from investing activities:
Purchases of property and equipment	(186,079)	(65,653)	(229,987)	(136,565)
Purchases of investments	(727,391)	(385,754)	(862,544)	(1,209,537)
Maturities and sales of investments	271,014	235,452	489,374	752,880
Purchases of intangibles and other non-current assets	—	(1,503)	—	(2,448)
Acquisitions, net of cash acquired	—	(137,852)	(4,389)	(172,515)

Net cash provided by investing activities	(642,456)	(355,310)	(607,546)	(768,185)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	255,588	182,205	472,973	355,294
Principal payments on long-term obligations	(491)	(1,008)	(798)	(2,155)

Net cash provided by financing activities	255,097	181,197	472,175	353,139

Effect of exchange rate changes on cash and cash equivalents	15,816	(1,982)	18,927	(7,099)

Net increase (decrease) in cash and cash equivalents	(162,861)	87,005	282,244	207,200
Cash and cash equivalents at beginning of period	1,554,418	1,501,708	1,109,313	1,381,513

Cash and cash equivalents at end of period	$1,391,557	$1,588,713	$1,391,557	$1,588,713

Net cash provided by operating activities	$208,682	$263,100	$398,688	$629,345
Less: Purchases of property and equipment	(186,079)	(65,653)	(229,987)	(136,565)

Free cash flow	$22,603	$197,447	$168,701	$492,780

eBay Inc.
Unaudited Summary of Consolidated Net Revenues
(U.S. Dollars In Thousands, Except Percentages)

Net Revenues by Type

	June 30,	September 30,	December 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
Transaction
U.S.	$242,385	$256,076	$291,578	$326,217	$319,119
Current quarter vs prior quarter	3%	6%	14%	12%	(2%)
Current quarter vs prior year quarter	45%	41%	38%	39%	32%
International	155,155	154,715	210,500	257,090	273,740
Current quarter vs prior quarter	13%	0%	36%	22%	6%
Current quarter vs prior year quarter	146%	105%	96%	87%	76%
Payments	99,363	106,350	130,561	155,513	158,815
Current quarter vs prior quarter	7%	7%	23%	19%	2%
Current quarter vs prior year quarter	2006%	1645%	68%	67%	60%

Total transaction	496,903	517,141	632,639	738,820	751,674

Current quarter vs prior quarter	7%	4%	22%	17%	2%
Current quarter vs prior year quarter	111%	96%	60%	59%	51%
Advertising and other non-transaction revenues
U.S.	8,774	10,012	11,540	12,353	15,361
Current quarter vs prior quarter	16%	14%	15%	7%	24%
Current quarter vs prior year quarter	(71%)	(59%)	(16%)	63%	75%
International	1,432	1,760	2,261	2,400	3,705
Current quarter vs prior quarter	9%	23%	28%	6%	54%
Current quarter vs prior year quarter	18%	96%	32%	83%	159%
Payments	2,160	2,029	1,953	2,666	2,672
Current quarter vs prior quarter	7%	(6%)	(4%)	37%	0%
Current quarter vs prior year quarter	N/A	N/A	(5%)	32%	24%

Total advertising and other non-transaction revenues	12,366	13,801	15,754	17,419	21,738

Current quarter vs prior quarter	13%	12%	14%	11%	25%
Current quarter vs prior year quarter	(60%)	(45%)	(10%)	59%	76%

Total net revenues	$509,269	$530,942	$648,393	$756,239	$773,412

Current quarter vs prior quarter	7%	4%	22%	17%	2%
Current quarter vs prior year quarter	91%	84%	57%	59%	52%

eBay Inc.
Unaudited Summary of Consolidated Net Revenues
(U.S. Dollars In Thousands, Except Percentages)

Net Revenues by Segment

	June 30,	September 30,	December 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
U.S.	$251,159	$266,088	$303,118	$338,570	$334,481
Current quarter vs prior quarter	4%	6%	14%	12%	(1%)
Current quarter vs prior year quarter	27%	29%	35%	40%	33%
International	156,587	156,475	212,761	259,490	277,444
Current quarter vs prior quarter	13%	0%	36%	22%	7%
Current quarter vs prior year quarter	143%	105%	95%	87%	77%
Payments	101,523	108,379	132,514	158,179	161,487
Current quarter vs prior quarter	7%	7%	22%	19%	2%
Current quarter vs prior year quarter	2051%	1678%	66%	66%	59%

Total net revenues	$509,269	$530,942	$648,393	$756,239	$773,412

Current quarter vs prior quarter	7%	4%	22%	17%	2%
Current quarter vs prior year quarter	91%	84%	57%	59%	52%

Net Revenues by Geography

	June 30,	September 30,	December 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
U.S. net revenues	$331,322	$351,187	$404,833	$455,355	$449,571
Current quarter vs prior quarter	4%	6%	15%	12%	(1%)
Current quarter vs prior year quarter	64%	65%	39%	43%	36%
% of total	65%	66%	62%	60%	58%
International net revenues	177,947	179,755	243,560	300,884	323,841
Current quarter vs prior quarter	13%	1%	35%	24%	8%
Current quarter vs prior year quarter	177%	136%	97%	91%	82%
% of total	35%	34%	38%	40%	42%

Total net revenues	$509,269	$530,942	$648,393	$756,239	$773,412

Current quarter vs prior quarter	7%	4%	22%	17%	2%
Current quarter vs prior year quarter	91%	84%	57%	59%	52%

eBay Inc.
eBay Unaudited Supplemental Operating Data
(In Millions, Except Percentages)

	June 30,	September 30,	December 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
Confirmed Registered Users (1)	75.3	85.5	94.9	104.8	114.0
Current quarter vs prior quarter	9%	14%	11%	10%	9%
Current quarter vs prior year quarter	51%	56%	54%	52%	51%
Active Users (2)	34.1	37.4	41.2	45.1	48.0
Current quarter vs prior quarter	10%	10%	10%	9%	6%
Current quarter vs prior year quarter	57%	55%	49%	45%	41%
Number of Listings (3)	225.0	234.6	291.7	327.7	332.3
Current quarter vs prior quarter	2%	4%	24%	12%	1%
Current quarter vs prior year quarter	55%	47%	49%	49%	48%
Gross Merchandise Volume (4)	$5,635	$5,775	$7,052	$8,039	$8,012
Current quarter vs prior quarter	6%	2%	22%	14%	0%
Current quarter vs prior year quarter	66%	53%	53%	51%	42%

(1)	Cumulative total of all users who have completed their registration process on one of eBay’s trading platforms.

(2)	All users, excluding Half.com, EachNet, and Internet Auction users, who bid on, bought, listed, or sold an item within the previous 12-month period.

(3)	All listings on eBay’s trading platforms during the quarter, regardless of whether the listing subsequently closed successfully.

(4)	Total value of all successfully closed listings between users on eBay’s trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

eBay Inc.
PayPal Unaudited Supplemental Operating Data
(In Millions, except percentages)

	June 30.	September 30,	December 31,	March 31,	June 30,
	2003	2003	2003	2004	2004
Revenue
Transaction	$99.4	$106.4	$130.6	$155.5	$158.8
Current quarter vs prior quarter	8%	7%	23%	19%	2%
Current quarter vs prior year quarter	90%	83%	80%	69%	60%
Non- transaction	$2.1	$2.0	$2.0	$2.7	$2.7
Current quarter vs prior quarter	7%	(5%)	0%	37%	0%
Current quarter vs prior year quarter	69%	67%	(5%)	32%	24%
Total revenues ($m)	$101.5	$108.4	$132.6	$158.2	$161.5
Percent of revenue which is international	21.0%	21.4%	23.2%	26.2%	28.7%
Metrics
Total accounts (1)	31.1	35.2	40.3	45.6	50.4
Current quarter vs prior quarter	14%	13%	14%	13%	11%
Current quarter vs prior year quarter	75%	79%	73%	67%	62%
Active accounts (2)	10.2	11.2	13.2	14.5	15.5
Total number of payments (3)	53.7	57.4	68.2	79.2	77.7
Current quarter vs prior quarter	6%	7%	19%	16%	(2%)
Current quarter vs prior year quarter	86%	83%	74%	57%	45%
Total payment volume (4)	$2,843	$3,044	$3,711	$4,321	$4,350
Current quarter vs prior quarter	8%	7%	22%	16%	1%
Current quarter vs prior year quarter	76%	70%	74%	64%	53%
Auction as % of total payment volume	66%	67%	69%	70%	69%
Transaction rates
Transaction revenue rate	3.50%	3.49%	3.52%	3.60%	3.64%
Transaction processing expense rate	1.30%	1.25%	1.23%	1.25%	1.34%
Transaction loss rate	0.32%	0.22%	0.31%	0.27%	0.25%
`

(1)	Cumulative total of all personal, premier, or business accounts opened, excluding accounts that have been closed or locked.

(2)	All accounts that sent or received at least one payment through the PayPal system during the quarter.

(3)	Total number of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or pending at the end of the quarter.

(4)	Total dollar volume of payments initiated through the PayPal system during the quarter, regardless of whether the payment was actually sent successfully, or was reversed, rejected, or was pending at the end of the quarter.

eBay Inc.
Guidance Summary
(In Millions, Except Per Share Amounts And Percentages)

The guidance figures provided below and elsewhere in this press release are approximate in nature because eBay’s future performance is difficult to predict. Such guidance is based on information available on the date hereof, and eBay assumes no obligation to update it.

eBay’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from such guidance. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay’s operating results is included under the captions “Risk Factors That May Affect Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations site at http://investor.ebay.com.

	Three months ending September 30, 2004
	GAAP	Adjustments		Pro Forma (a)
Net revenue	$770	—		$770
Diluted EPS	$0.24	$0.01	(b)	$0.25

	Three months ending December 31, 2004
	GAAP	Adjustments		Pro Forma (a)
Net revenue	$886	—		$886
Diluted EPS	$0.30	$0.02	(b)	$0.32

	Year ending December 31, 2004
	GAAP	Adjustments		Pro Forma (a)
Net revenue	$3,185	—		$3,185
Diluted EPS	$1.10	$0.07	(b)	$1.17
Effective Tax Rate	30%	1%	(c)	31%

(a)	Pro forma guidance reflects estimated quarterly adjustments for amortization of acquired intangible assets of approximately $15 million, payroll taxes on employee stock options of approximately $4 million, stock based compensation of approximately $300 - $600 thousand and other adjustments estimated to result in an operating margin adjustment of 2 - 3% for each of the quarters in the year ending December 31, 2004.

(b)	Net of tax, the above pro forma items are estimated to result in a $0.01 - $0.02 per diluted share adjustment for each of the quarters in the year ending December 31, 2004.

(c)	Adjustments to the pro forma effective tax rate reflect the impact on the effective tax rate of the pro forma adjustments.